===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          United Parcel Service, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                          Proxy Informational Meeting

                               September 17, 1999

          This presentation is for use on Friday, September 17, 1999.

Meeting Overview

 .  Opening Remarks

 .  Anticipated Timeline
   -  Merger, Stock Listing, Tender, Stock Restriction Periods

 .  Focus on the Proxy Solicitation Process
   -  Solicitation materials, Objectives, Voting Procedures
   -  Do's and Don'ts
   -  Q&A

 .  Compensation Discussion

 .  Lunch

Good morning. On behalf of the entire Management Committee, welcome and thanks for coming.
We have a full schedule today.
First, [Allen Hill] is going to explain in greater detail the anticipated timeline and issues related to the transaction. We are going to look at not only the phase we are going through now -- the proxy solicitation to approve our merger -- but the key events we anticipate as we become a public company. This will include steps leading up to the listing and trading of our stock on the New York Stock Exchange, and also important events afterwards, such as the tender offer open to all shareowners for new class A shares and various short-term restrictions on the stock.
We'll be joined later in the morning by Peter Harkins, who is executive vice president of D.F. King & Company, one of the nation's leading experts in proxy solicitation. Peter will go into greater detail to explain the documents that will be mailed to our shareowners, explain our objectives for the proxy solicitation process, and give us some "Do's and Don'ts." He will also be taking us through some typical shareowner questions.
After that, we'll review compensation issues and policies. That will conclude the meeting, and then we'll break for an optional lunch.

                             Why We're Here Today

 . Proxy solicitation asks for a vote in three areas:
  - The merger to create a new public company
  - Changes to the compensation plan
  - The termination of the UPS Stock Trusts

 . Importance of voting--UPS Board of Directors recommends that you vote
  "FOR" the proposals

 . Must provide accurate and complete information
  - Cannot go beyond information you will receive today

 . Responsibility for ensuring that UPS people understand the implications of UPS's public offering


The proxy solicitation materials that will be mailed to all shareowners calls for their votes on three things: The merger, changes to the compensation plan, and the termination of the UPS Managers Stock Trust and the UPS Employees Stock Trust.

We must also ensure that ENTRY shareowner understands the importance of completing the proxy and returning it as soon as possible. It is natural that our employees will have questions about what this will mean for UPS. They will want to know how it will affect them. This is a time for each of us to be available and visible to communicate the meaning of these changes and to convey the exciting implications for UPS's future.

We each carry a special responsibility to ensure that our people know what it means to make a public offering and understand the rationale behind this decision.

It will be important to provide accurate and complete information throughout this process. However, after today's presentations, you'll understand you cannot go beyond the information you are receiving today in your discussions with UPS people. When you leave here this afternoon, you'll take copies of today's presentations with you. We're asking that you use this presentation in meetings with your management teams. It is essential that they understand the process and its exciting implication for our future.

I'd now like to turn the presentation over to [Allen Hill] who will give an overview of the anticipated timeline and issues related to the transaction.

                                    Update

 . Where we are in proxy process
  - SEC review of solicitation documents
  - One month solicitation campaign

 . Expected events over the coming months
  - Listing of stock on NYSE
  - Tender
  - Stock restrictions


Good morning. I'm [Allen Hill].

First, I want to update you on where we are in our public offering process, touch on the proxy solicitation process that Peter Harkins of DF King will go into in much greater depth, and then discuss events we expect over the coming months, including our listing on the NYSE, our planned one-time tender offer for shareowners who may wish to sell shares, and some new requirements we will all face as employees of a public company.

Since we announced our plans in July for a public offering, we have been working with the Securities and Exchange Commission in a very normal process designed to ensure that our proxy statement / prospectus materials meet all legal and regulatory requirements. I am pleased to say that the SEC in Washington completed its review of our proxy statement / prospectus materials ahead of our anticipated schedule.

Now, we are ready to seek the approval of our shareowners for our plans to become a public company. As you know, this process is called a proxy solicitation. All shareholders will receive a ballot (in this case called a proxy) to cast their votes. As was mentioned, it is very important that all shareowners vote.

Phase One: Proxy Solicitation, Merger

Proxy Solicitation

 .  Merger will establish as the parent company UPS, Inc., a legal entity with appropriate certificate of incorporation
 .  Creates class A shares (for current UPS shareowners) and class B shares (for sale to the public)
 .  Permits the adoption of  new Incentive Compensation Plan
 .  Terminates UPS Managers Stock Trust and UPS Employee Stock Trust


Through the solicitation, we will be asking shareowners to vote on three things:
The merger, changes to the compensation plan, and the termination of the UPS Managers Stock Trust and the UPS Employees Stock Trust.

Let me explain each of these separately:

The "merger" refers to a change in the UPS legal corporate structure. In our case, by voting "FOR" the merger, shareowners will approve the establishment of a new, parent company with a flexible certificate of incorporation. This will happen because UPS, Inc.--which is a subsidiary that already has our needed certificate of incorporation--will through the merger become the parent legal entity of UPS of America, Inc. The new flexible certificate of incorporation will become the one that governs UPS. It is this that allows us to create two classes of common stock: class A shares will belong only to our current shareowners, and class B shares will be for public sale.

Also through the proxy vote, shareowners will be approving a new Incentive Compensation Plan. Mike Connell will explain more about this in a moment.

Separately, you arc being asked to terminate the UPS Managers Stock Trust and the UPS Employees Stock Trust, which I'll discuss next.

Phase One: Trust Dissolution -- Expected Benefits

Current Employee Owners

 . Shares no longer subject to right of first refusal -- shares sellable on open market (after restrictions expire)

 .  Shares no longer subject to recall at separation or retirement

 .  Eligibility in stock purchase plans unchanged -- with ability to purchase new
   UPS common stock

 .  Ability to purchase UPS common stock on open market

Retirees

 .  Shares no longer subject to recall or repurchase

 .  Shares sellable on open market (after restrictions expire)

 .  Ability to purchase UPS common stock on open market


In addition to voting to approve the merger, Trust members are being asked to vote to terminate the UPS Managers Stock Trust and the UPS Employees Stock Trust.

As you know, these trusts place restrictions on UPS employees and retirees. These trusts require all employees who wished to sell shares to first offer them to UPS for repurchase. The trusts also subject retirees and other shareowners who are no longer employees to stock recall and repurchase.

By dissolving these trusts, current employee owners will no longer need to sell their stock back to UPS. Eligibility in stock purchase plans will remain unchanged, with the ability to purchase new UPS common stock.

Similarly, retirees won't have their stock subject to recall. Shares will be able to be sold (after restrictions expire) or purchased on the open market.

Phase One: Comparison of Class A and Class B Common Stock

 . Class A shares: 90% of shares, representing 99% of voting power, to remain with current holders

 . Class B shares: 10% of shares, representing 1% of voting power, to be offered to the public

 .  Current UPS shares will automatically become class A shares

 . Same economic value -- expect both class A and B shares to have the same economic value


Class A shares, held by our current shareowners, will have 10 votes per share.

Class B shares, sold to the public, will only have one vote per share.

In this way, even after selling 10% of our common stock to the public, our current shareowners will have 99% of the voting power.

You should also know that all current UPS shares will be automatically become class A shares.

Both class A and class B shares will have the same economic value.

Phase One:  New Incentive Compensation Plans

 . Purpose of Plan -- optimize our profitability and growth through annual and long-term incentives

 . Discretionary plan -- no pre-determined amount or form for incentives under plan

 .  Will not be adopted unless merger and public offering occur


Shareowners will also be asked to vote on a new Incentive Compensation Plan.

Purpose of Plan is to optimize our profitability and growth through annual and long-term incentives.

UPS managers are eligible to receive options to purchase class A common stock and other awards.

The plan will link the interests of employees with shareowners -- which will be important for our new position as a public company.

The plan will be open to the management of UPS and subsidiaries.

The plan is discretionary, which means that there are no pre-determined incentive amounts or forms.

Finally, the new compensation plans will obviously not go into effect unless the merger and our public offering occur.

Phase Two: Public Offering of Class B shares

 .  "Roadshow" meetings -- mid to late October

 .  Public offering in early November with listing of class B shares on the New
   York Stock Exchange

 . The initial offering price of the new class B stock will be set immediately prior to the first day of trading

 . Class B shares will trade freely -- we expect both class A and B shares to have the same economic value


We expect our public offering will occur in early November. Approximately two weeks earlier, UPS representatives will be meeting with large institutional investors in the U.S. and Europe who have been identified by our bankers. This is known as a "roadshow" and its purpose is to provide information about UPS to these important potential investors.

Our public offering will occur with the listing of our class B shares on the New York Stock Exchange. We expect this will happen in early November. Our stock will trade under the symbol "UPS."

As you know from reading the press, our public offering may well be one of the largest in history, and is likely to attract a lot of media attention. For the listing itself, there will be a number public events associated with our stock listing. For example, on the first day of trading, UPSers will likely ring the opening bell of the New York Stock Exchange, signaling that the market is open for public trading.

The initial offering price of the new class B stock will be set immediately prior to the first day of trading. Broadly speaking, our investment banker will work with the financial underwriters to determine a reasonable offering price, that is, the price at which our stock will open for the first trade as a public stock.

While we expect our initial stock price will be higher than our current price, the ultimate price of class B common stock depends on a number of factors, including market conditions, our net income and operating performance, and our performance relative to that of comparable companies with publicly traded stock. Our stock price may fluctuate based on these factors.

Phase Two:  Stock Restrictions

 . In the merger, all common stock converts automatically into UPS class A common stock
   - 1/3 into class A-1 common stock (Restrictions lifted 6 months after our public offering)
   - 1/3 into class A-2 common stock (Restrictions lifted 12 months after our public offering)
   - 1/3 into class A-3 common stock (Restrictions lifted 18 months after our public offering)

 .  Shareowners can sell some of their shares in UPS planned tender offer

 . Automatic conversion of class A to class B if shareowner sells to public markets or transfers stock to anyone other than "permitted transferee"


In the merger, all common stock converts automatically into UPS class A common stock

        1/3 into class A-1 common stock

        1/3 into class A-2 common stock

        1/3 into class A-3 common stock

To facilitate public offering. shareowners will be restricted from selling or transferring class A common stock for a period of time after the public offering. The restrictions will expire after:

        6 months for class A-1 common stock

        12 months for class A-2 common stock

        18 months for class A-3 common stock

Shareowners can sell shares in UPS planned tender offer. After the restrictions expire, shareowners can also sell their shares in the public market. The class A shares will automatically convert to class B shares if you sell your class A common stock in the public markets or transfer your class A shares to anyone other than a "permitted transferee."

"Permitted transferee" is an employee's spouse or child or a trust established by that employee for the sole benefit of one or more of the employee's permitted transferees.

Phase Three: Cash Tender for Class A Stock

 . Sometime after the public offering, UPS plans to use the proceeds from public offering to purchase some Class A stock

 .  Open to all class A shareowners
   -  One time event with voluntary participation

 . Expect long-standing tradition of having employees hold their stock until retirement to continue


Sometime after the public offering, we plan to use the net proceeds the company will receive from the sale of this stock to purchase some of the shares held by current shareowners through a cash tender offer.

Participation will be voluntary and is only for class A shareowners. This will be a one-time opportunity.

After this tender offer, we expect our long-standing tradition of having employees hold their stock until retirement to continue.

It is important for UPS people to have a significant investment in our company so that they will be motivated to strive for our continued success.

Timeline of Major Milestones

Mid Sept -- Mid Oct          Proxy Solicitation

October                      Shareowner Meeting and
                             Proxy Results

Mid/Late October             Roadshows for Institutional
                             Investors

November                     Public Offering / Listing on
                             NYSE / Shares Begin Trading

Post Public Offering         Cash Tender for Current UPS
                             shareowners

May 2000 - November 2000 -   Stock Restriction Periods End
May 2001 (est)               [6 months, 12 months, 18 months]


Let me summarize the upcoming key events.

We're now just at the beginning of the proxy solicitation period. For the next four weeks we will be trying to get all shareholders to complete and return their proxy cards, thus voting on our merger and incentive compensation plan and permitting our public offering to go forward as planned.

If approved, then we will begin familiarizing important institutional investors with UPS through roadshows that will be conducted in mid to late October.

In November, we expect our shares to begin trading on the New York Stock
Exchange.

Sometime after this public offering, we will have a one-time cash tender offer open to all current shareowners to sell some shares.

Then, at regular six month intervals over the next 18 months, the stock restrictions on class A shares will be lifted.

I hope this gives you a good overview of our anticipated timeline.

I'd now like to introduce Peter Harkins of D.F. King, our proxy solicitor, who will explain in detail the documents that are being mailed to our shareholders, explain our objectives for the proxy solicitation process, and give us some "Do's and Don'ts." He will also be taking us through some typical shareowner questions.

                         Presentation by Peter Harkins

                               September 17, 1999

What will be mailed to UPS Shareowners?

 . Transmittal letter from Jim Kelly

 . Notice of meeting

 . Q&A's

 . Proxy statement

 . Proxy Card/Voting Instruction Form

 . Postage-paid return envelope for use in returning a proxy card


All shareowners will receive a transmittal letter form Jim Kelly, reviewing the subject matter of the Shareowner Meeting. This is accompanied by a required Notice of Meeting.

For your convenience, a separate listing of the most frequently asked questions with answers has been included.

Both are accompanied by the Proxy Statement, which describes the proposals in detail, providing relevant information about the proposals and their potential effects.

Jim Kelly's letter, the Notice of Meeting and the Proxy Statement are bound into a single booklet.

The booklet is accompanied by a proxy card for registered shareowners to vote their shares or, in the case of participants in the Qualified Stock Ownership Plan, the Stock Trusts and the Stock Compensation Plan, a voting instruction form to direct the trustees how to vote shares.

The Voting Instruction Form for the stock trusts includes an area on which you can record your vote on the proposal to terminate the stock trusts. It is very important for participants in the stock trusts to indicate their vote on the proposal.

Finally, shareowners have been provided postage-paid return envelopes for use in returning completed proxies and voting instruction forms to the appropriate addresses.

What's in the Proxy Statement?

 . All the information shareowners need to know, when they need to know it

 . Table of contents

 . Details regarding what, why, when and how

 . Question and Answer summary presentation


The Proxy Statement contains a complete description of the proposals submitted for shareowner consideration and voting. It contains the facts required to cast an informed vote.

It also contains a useful table of contents, which will guide you to the page location of the information you may need.

It begins with a concise overview of what is proposed for shareowner approval and why, as well as what we know today about when the merger and related transactions will occur and how. This information is presented in a question and answer format.

All shareowners should read this material thoroughly. It contains valuable information about our company.

Solicitation Objectives

 . Informed voting

 . High degree of participation in the vote

 . "FOR" votes


First and foremost, we want our shareowners to understand what has been proposed, why and what it means for them.

We believe that an informed voter will be a supportive voter.

We also want people to know what they need to know before voting so they feel comfortable voting "FOR" on the proposals.

We want to achieve a high vote participation level.

Finally, we want to encourage voting "FOR."

How to Vote

 . Complete, sign, date and promptly return all proxies and, if applicable, voting instruction forms, using the postage-paid envelopes provided


We are asking the UPS shareowners to complete, sign, date and promptly return all proxies and, if applicable, voting instruction forms received in the mail, using the postage-paid envelopes provided.

All proxies and, if applicable, voting instruction forms received in the mail should be completed, signed, dated and returned promptly to ensure that all shares owned beneficially in one or more accounts are voted at the Shareowners Meeting.

 . A vote "FOR" is required for adoption of all proposals

 . Don't throw the proxy card away, complete it, sign it, date it, and return it promptly


Speaker will read the slide.

Do's and Don'ts

 . DO encourage people to familiarize themselves with the content of the Proxy
  Statement by reading it carefully before voting

 . DO encourage people to ask questions that they may have about the proposals after reading the Proxy Statement

 . DO remind people that the Board of Directors recommends that shareowners vote "FOR" adoption of all proposals

 . DO encourage people to vote by completing, signing, dating, and returning all proxies and, if applicable, voting instruction forms which they receive in the mail, using the postage-paid envelopes provided


[Speaker will read the slide.]

 . DO NOT GUESS in responding to questions that you may receive

 . DO NOT make representations about the proposals and related transactions described in the Proxy Statement that are not contained in the Proxy Statement

 . DO NOT make predictions or speculate as to the potential market value of the new UPS shares or as to the merits of an investment in the Class "B" shares


[Speaker will read the slide.]

 . DO NOT make predictions or claims regarding the probable vote by shareowners

 . DO NOT make predictions or claims regarding the likely response to the public offering of Class B shares by New UPS

 . DO NOT make predictions or claims regarding the likely employee/retiree shareowner response to the self-tender offer to be made for Class A shares by New UPS

[Speaker will read the slide.]

Generally speaking, if you can't find it in print in the Proxy Statement, DO NOT say it.

[Speaker will read the slide.]

Tips On Answering Questions
 . Listen to the question

 . If necessary or appropriate, confirm your understanding of the question by repeating it to the questioner

 . Limit your response to only the question that was asked

 . Always thank people for asking you a question

[Speaker will read the slide.]

                             Compensation Programs

If there is any conflict between the presentation material and the Plan documents related to this material, the Plan documents will govern.


 . Today I will cover several exciting changes to UPS Compensation programs resulting from the merger and compensation plan approval

 . If there is any conflict between the presentation material and the Plan documents related to this material the Plan documents will govern

 . Moving to a public stock will result in changes to the way we administer and deliver several of our compensation programs

 . Our basic philosophies on ownership and partnership continue to be critical components of your overall compensation program at UPS

Managers Incentive Plan
Current

 .  Dollar amount based on 15% of pre-tax income for the 12 months ending
   September 30 and awarded in November.

 . Number of shares awarded determined in February, based on November Board of Directors-determined stock price

 .  Stock award given in UPS and OPL shares

 .  The Managers Incentive Plan (MIP) was established in name in 1955.
   Participation was expanded to include supervisors in 1968.

 .  Since 1984 each incentive award has consisted of UPS and OPL shares.

 . UPS has been able to take the tax deduction the year prior to the actual distribution of the award because the stock price didn't change between late November and early February.

Managers Incentive Plan
Changes

 .  Distribute award in December 1999

 . Determine number of shares awarded based on the IPO price - distribute participant notifications in November

 .  MIP award divided by IPO price equals the number of shares granted

 .  In December, withhold sufficient shares at fair market value to cover the tax

 .  Award in UPS A-1 shares only -- no OPL shares

 .  Future awards will be distributed in November or December



 . In 1999, there will be two MIP awards. We need to set the share price for the award in 1999 in order to continue to take the tax deduction for MIP. More importantly, this provides us with the opportunity for our partners to participate in the IPO. We anticipate continuing to distribute MIP in November or December in future years. This may have different impacts based on individual situations such as:

     - the retirement benefit calculation is based on the highest consecutive five years out of last 10. This may be a plus for people retiring in 2000.

     - participants may be taxed at a higher marginal rate as well as experience a phase out of deductions due to higher income in 1999.

     - The additional income may impact MIP participants with a Roth IRA.

 . The award will be taxed to employees based on fair market value (FMV) as of the date shares are distributed.

 . MIP shares awarded are A-1 shares and will be subject to the lockup restrictions for 180 days from the IPO date. However, these shares may be offered for sale during the tender.

1999 MIP Award for Supervisors
Illustrative Example

Assumptions:
------------

Monthly Salary                        $4,000

MIP Factor                               2.0

IPO Price in November                    $70

Distribution Price in December           $80


 . Let's look at an example that will demonstrate how the 1999 MIP award will be calculated using the assumptions given here.

1999 MIP Award for Supervisor
Fix Dollar Amount of Award

Monthly Salary                       $4,000
Factor                               x  2.0
                                     ------
                                     $8,000
Tax Withholding @ 35%                $2,800
                                     ------
                                     $5,200
Distribution Price                   / $ 80
                                     ------
Shares distributed                       65


 . This is how we've historically calculated the MIP award. The dollar amount is fixed in November and the number of shares are determined at the time of distribution.

 . Using the assumptions you saw earlier a $4000 salary times the one unit factor of 2 results is an award dollar amount of $8000. Taxes are withheld resulting in a net award of $5200 which when divided by the distribution share price of $80 results in an award of 65 shares.

 . This is how the award has been calculated in the past. The major difference of course, is that share price never fluctuated between the award calculation date and the distribution date.

MIP Award for Supervisor
Fix Shares at IPO

Monthly Salary                       $4,000
Factor                               x  2.0
                                     ------
                                     $8,000
IPO Price                 $   70
                          ------
Award in Shares                         115
Distribution Price         x $80
                          ------
                                     $9,200
Tax withholding @ 35% *              $3,280
                                     ------
Net Award                            $5,920
Distribution Price        $   80
                          ------
Shares Distributed            74
Old Method                               65
                                     ------
Additional Shares Received     9

* Adjusted for fractional share

 . The calculation of the 1999 award will be different from historical practice.
  The program is designed to enable MIP recipients to participate in the IPO by establishing the number of shares on the date of the November notification, which will be the same date as the IPO. At the date of distribution, a sufficient number of shares will be withheld to cover taxes at the fair market value. The participant will be advantaged by using this revised calculation, assuming the stock price increases between the IPO date and the distribution date.

 . Note that in this example the value of fractional shares was added to the tax withholding (see asterisk)

 . The supervisor receives 9 additional shares using this revised method.

Additional Incentive

 . 2.5 percent added to MIP award on shares held as of October 31, less proceeds of sales


 . The 2.5% additional incentive will continue, and following past practice, be granted at the Board's discretion.

 . The 2.5% incentive helps maintain high levels of ownership amongst our managers and supervisors

 . This type of incentive 'is special and unique to UPS.

Additional Incentive

 . There will be no adjustment to the cost basis for shares sold during the tender offer

 . 2.5 percent continues to be paid on original cost basis as adjusted for sales, certain transfers, and purchases

 . Shares must be held in custodial account at First Union in order to be considered for 2.5 percent incentive

 . After the IPO, only shares purchased and held by employees and permitted transferees will be considered for 2.5 % incentive. (Note Cost basis prior to the IPO is "grandfathered.")


 . Class "A" shares must be held in a custodial account at first Union in order to be considered for the 2 1/2% additional incentive.

 . Post-merger sales of "A" shares will impact 2.5% incentive on a go forward basis (other than those sold during tender.)

       - Purchases and sales in QSOP and IRAs will not affect 2.5% incentive.

 . Additional incentive will not be impacted if employee purchases shares to offset charitable contributions after restrictions on purchase lapse. This is consistent with past practice.

Stock Option Plan

 . Vesting -- five years

 . Exercise -- five years after grant

 . Exercise period (April 1 through April 30)


 . Options granted before the merger vest in five years and are exercised five years after the grant date (between April 1 and April 30).

 . Prior to the merger, all optionees exercised at the same price during April due to a static stock price. (The Board set the stock price in February.) This will no longer be the case, due to the market and a fluctuating stock price. The exercise price will vary depending upon which day in April the option is exercised.

Stock Option Plan

I. Options previously granted
-----------------------------

 . Vesting remains at five years

 . Exercise period to remain April 1 through April 30, subject to certain restrictions

 . Use share price on the day of option exercise (closing price)

 . Optionee can use existing shares, held for at least six months, to exercise all or a portion of the option

 . Generally, optionees exercise between April 1 and April 30.

 . There will no longer be a purchase OPL shares as a result of exercising an option. As mentioned, earlier OPL is not a part of the N41P award.

 . The exercise process is being developed with First Union. Ideally we will have a process via telephone that will simplify the exercise.

 . Individuals in the 16(b) group (Management Committee) and others with inside information are subject to certain exercise restrictions. They will be able to exercise beginning on the second business day in April, after the first quarter's earnings are released to the public, until the end of the month. The exercise period next year for insiders appears to be approximately April 19 through April 30.

Stock Option Plan

II. 1999 SOP Grant
------------------
One-time grant to all option participants (replaces 2000 grant)

 .  Issue at IPO date

 .  Grant price is IPO price

 .  Vesting

   -  100 percent of shares after three years

 .  Exercise
   - Can occur anytime after vesting and up to 10 years after grant (subject to a minimum exercise of 500 shares)

   - Exercise period to meet legal requirements as to "black-out" periods for insiders

   -  Target award levels remain the same

           . Option shares determined by using share price growth of 11 percent to determine share value five years after grant


 . There will be a grant in 1999 issued on the IPO date with the grant price being the IPO price. This grant replaces the 2000 grant. The 1999 Stock Option grant will be based on salary and grade as of September 30, 1999.

 . The grant will be an Incentive Stock Option (ISO) to the extent allowed by the IRS. There are annual limits set by the IRS. Any shares in excess of the limit will be non-qualified option shares. The advantage of ISO shares is no taxable event at exercise and the growth between exercise and the sale of shares may be at capital gains rates.

 . Unlike prior option grants this option grant will vest at three years instead of five years. The exercise period will extend to 10 years after the option is granted. The option holder can exercise all or a portion of the shares between three and 10 years after the grant date.

 . 500 shares or the remainder of the award is the minimum number of shares that can be exercised.

 . There will be restrictions as to when Management Committee members and others with insider information about business results and plans can exercise options.

 . The target award grant percentage will continue to be based on grade and salary and the options issued will be calculated assuming 11% annual stock accretion for the five years following the date of the grant. This is the same methodology used for the April 1999 grant.

Stock Option Plan

III. Interim grant in April 2000
--------------------------------

 . For individuals promoted into eligible positions or to a higher target grant position after the IPO date and before March 1, 2000

IV. To occur in 2000 and beyond
-------------------------------

 . Vesting, exercise and target award level

 . Each year's award will describe the terms of the option grant

  -  However, no major changes anticipated


 . There will be a one time interim grant for individuals promoted into eligible positions or to a higher target grant position after the IPO date and before March 1, 2000. If they received an option grant at the IPO date, the interim grant size will be reduced by the value of the SOP grant in 1999.

 . At this time, it is our plan to issue future grants, at the discretion of the Board, in March or April for 2001 and beyond

 . The interim and future grant awards will be determined, as has been done in the past, using salary as of the preceding December 31 and grade as of March 1.

 . The intent is to continue annual grants with 100% vesting after three years and a 10 year option term. Each year's award will describe the terms of the option grant.

Stock Option Plan

The chart below contrasts the treatment of the 1999 SOP option grants with UPS options previously granted.

____________________________________________________________________________________________________________
              Past Grants                                IPO Grants Once Vested
____________________________________________________________________________________________________________
Feature       ISOs                    NQSOs              ISOs                        NQSOs
____________________________________________________________________________________________________________
Retirement    Exercise within 3       Exercise at        Exercise within 3           Exercise within 3
exercise      months of retirement    end of 5 years     months of retirement        years or end of option
              or option coverts to                       or option converts to       term, whichever
              NQSO (exercise at                          NQSO (exercise              occurs first
              end of 5 years)                            within 3 years or end
                                                         of option term,
                                                         whichever occurs first)
____________________________________________________________________________________________________________

 . You will notice some changes on how we will handle future option grants when it comes to different life events. This chart compares the past practice versus how we will handle vested options in the 1999 SOP grant. Vested means you have the right to exercise but have not done so. For example, the 1999 option will be 100% vested in the third year following the date of the grant and has between the third and tenth year to exercise the option. With 1999 options that are vested the optionee can exercise during the time periods outlined in this chart.

 . As with any option award, if you fall to exercise within the periods described in the award you lose the right to the option and any value it might have provided.

 . Each year's award will describe the terms of the option grant.

 . There will be more information coming to option participants outlining the changes in vesting and exercise that occur for retirement, disability, death and terminations of employment.

Proxy Disclosure

 . Incentive Compensation Plan submitted to shareowners for approval with fall proxy

 . Includes authorization for Stock Options, Stock Appreciation Rights,
  Performance Units/Cash-based Awards, Restricted Stock, and MIP



 . The current proxy includes the Incentive Compensation Plan that was discussed earlier today. This type of Plan, often referred to as an Omnibus Plan, is a common plan design and typical market practice used by employers today.

 . The plan links interests of employees with shareowners by tying compensation to stock growth. UPS seeks to optimize our profitability and growth through the continued usage of annual and long-term incentives.

 . There are no current plans to change MIP and Stock Option programs as previously outlined.

Transfer Restrictions
Pre-merger

 . Permitted transferees include immediate family, in-laws, grandchildren, nieces, nephews, trusts, and charities


 . UPSers can transfer to these parties right up until the time of the merger.

 . Shares transferred to these parties prior to the merger will be "A" shares.

 . After the merger, the permitted transferee group is more limited.

Transfer Restrictions
Post-merger

 . Permitted transferees include:
  - Employees, spouses, children
  - Trusts formed for the benefit of the above
  - IRAs
  - Banks or trust companies in connection with a pledge of shares
  - Charitable organizations
  - Estates

 . After the merger, the permitted transferees are the only parties who can receive and hold "A" shares. Transfers to other parties will convert to "B" shares.

 . Active employees may transfer "A" shares to permitted transferees after the merger and the permitted transferee will hold "A" shares. The same rules apply to other "A" shareowners (retirees and certificate holders) during the 540 day period immediately following the merger, after which, all such transfers would become "B" shares.

 . All transfers of "A" shares, other than to permitted transferees, are prohibited until the lapse of the lock-up restrictions. Transfers of "A" shares to permitted transferees will carry over their applicable restrictions (Al, A2,and A3).

 . Hypothecated shares can be sold to UPS during lockup period in event of employee default.

Employee Purchase Programs

 . Currently suspended

 . We intend to reinstate



 . Employee stock purchases were suspended on July 21,1999, as were payroll deductions for stock and participant purchases of UPS shares in the QSOP & IRAs.

 . It is UPS's desire to begin the stock purchase programs as soon as possible.
  This includes employee 401(k)/QSOP and IRA purchases. We need to work through the systems issues, which are complicated by resource requirements associated with Y2K.

Charitable Giving

 . Employees can donate shares in 1999 and receive a deduction in 1999

 . More communication to come

Tender Offer

 . Tender offer must be made to all shareowners and cannot be limited to the family member "group head"

 . All shareowners have the opportunity to participate in the tender offer



 . It is required by securities law that the tender offer be given to all shareowners.

 . The group head cannot designate which shares in the "family group" are tendered. All shareowners have the opportunity to participate in the tender offer.

Qualified Stock Ownership Plan

 . Continue match in stock -- "A" shares -- through fourth quarter 1999

 . Participants may purchase "B" shares in the Savings Plan through the self-managed account

 . Continue suspension of purchase of "A" shares in QSOP until restrictions begin to lapse (six months) or employee purchase program begins



 . The 3% match for the 3rd and 4th quarters of 1999 will be made in UPS stock.
  It is our intention to continue the match in shares as long as shares are available. If shares are not available the match will be in cash.

International Purchase of Shares

 . Being reviewed
  -  Stock Compensation Programs
  -  Ability to purchase


 . We are currently evaluating the possible impacts on the international purchase of shares.

Questions and Answers

 . I am sure you are as excited about these changes in your compensation program as I am. In addition to being the recipient of these improvements, you also have the responsibility to inform and educate our people on this important information.


 . Let's take any questions you may have on what we just covered.